Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Variable Insurance Trust:

In planning and performing our audits of the financial statements of the
American Century NVIT Growth Fund, American Century NVIT Multi Cap Value
Fund, American Funds NVIT Asset Allocation Fund, American Funds NVIT Bond
Fund, American Funds NVIT Global Growth Fund, American Funds NVIT Growth Fund,
American Funds NVIT Growth-Income Fund, Federated NVIT High Income Bond Fund,
NVIT Bond Index Fund, NVIT Cardinal Managed Growth & Income Fund, NVIT Cardinal
Managed Growth Fund, NVIT Cardinal Aggressive Fund, NVIT Cardinal Balanced
Fund, NVIT Cardinal Capital Appreciation Fund, NVIT Cardinal Conservative Fund,
NVIT Cardinal Moderate Fund, NVIT Cardinal Moderately Aggressive Fund, NVIT
Cardinal Moderately Conservative Fund, NVIT Core Bond Fund, NVIT Core Plus
Bond Fund, NVIT Developing Markets Fund, NVIT Emerging Markets Fund, NVIT
Enhanced Income Fund, NVIT Government Bond Fund, NVIT International Equity
Fund, NVIT International Index Fund, NVIT Investor Destinations Managed
Growth & Income Fund, NVIT Investor Destinations Managed Growth Fund, NVIT
Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced
Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor
Destinations Conservative Fund, NVIT Investor Destinations Moderate Fund, NVIT
Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations
Moderately Conservative Fund, NVIT Large Cap Growth Fund, NVIT Mid Cap Index
Fund, NVIT Money Market Fund, NVIT Multi Sector Bond Fund, NVIT Multi-Manager
International Growth Fund, NVIT Multi-Manager International Value Fund, NVIT
Multi-Manager Large Cap Growth Fund, NVIT Multi-Manager Large Cap Value Fund,
NVIT Multi-Manager Mid Cap Growth Fund, NVIT Multi-Manager Mid Cap Value Fund,
NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value
Fund, NVIT Multi-Manager Small Company Fund, NVIT Nationwide Fund, NVIT Real
Estate Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund, NVIT Small
Cap Index Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund, Neuberger
Berman NVIT Socially Responsible Fund, Templeton NVIT International Value Fund,
Invesco NVIT Comstock Value Fund, Loring Ward NVIT Capital Appreciation Fund,
and Loring Ward NVIT Moderate Fund (constituting Nationwide Variable Insurance
Trust, hereafter referred to as the "Funds") as of and for the year or period ended December 31, 2013, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we do not express an opinion on the effectiveness of the Funds'
internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A Fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A Fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the
Fund are being made only in accordance with authorizations of management and trustees of the Fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the
Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).

In our report dated February 26, 2014, we reported that we noted no deficiencies in the Funds' internal control over financial reporting and their operations that we considered to be a material weakness as defined above.
However, subsequent to the filing of the Funds' Form N-SAR for their fiscal year or period ended December 31, 2013, we noted a deficiency in internal control over financial reporting for the NVIT Investor Destinations
Conservative Fund that we consider to be a material weakness.  The execution of the controls in place were insufficient to ensure that technical corrections made to accounting principles generally accepted in the United States of
America were reviewed and reflected in the financial statements.  This material weakness does not pertain to any other Funds.  The NVIT Investor
Destinations Conservative Fund's financial statements for the year ended
December 31, 2013 did not present a Statement of Cash Flows in accordance with
Accounting Standards Codification Topic 230.  The NVIT Investor Destinations
Conservative Fund restated its December 31, 2013 financial statements in connection with the issuance of its December 31, 2014 financial statements to include the Statement of Cash Flows.  Management has taken corrective action by reinforcing the importance of the proper execution and review of controls in place to preserve the integrity of the internal control over financial reporting.  We have not performed any procedures to assess the corrective action, including its sufficiency in addressing the material weakness described above.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Variable Insurance Trust and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2014, except for the material weakness as to which the date is February 24, 2015